                                                                    Exhibit 10.6

                                     FORM OF
                              EXECUTIVE MANAGEMENT
                           INCENTIVE OPTION AGREEMENT

CompBenefits Corporation
100 Mansell Court East, Suite 400
Roswell, Georgia 30076

<<Date>>

<<Optionee_Name>>
<<Address1>>
<<City>>, <<State>> <<PostalCode>>

          Re:  CompBenefits Corporation - Grant of Nonqualified Stock Option

Dear <<Optionee_Name>>:

          CompBenefits Corporation is pleased to advise you that on <<Date>> (the "Grant Date") its Board of Directors granted to you a stock option (an "Option"), as provided below, under the CompBenefits Corporation Stock Option Plan (the "Plan"), a copy of which is attached hereto.

          1. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Board" means the Board of Directors of the Company.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" means the Stock Option Committee, or such other committee of the Board which may be designated by the Board to administer the Plan. The Committee shall be composed of two or more directors as appointed from time to time to serve by the Board. If a committee of the Board has not been designated by the Board to administer the Plan, all references herein the Committee shall be deemed to be references to the Board.

          "Common Stock" means the Company's Common Stock, par value $.01 per share, or, in the event that the outstanding Common Stock is hereafter changed into or exchanged for different stock or securities of the Company, such other stock or securities.

          "Company" means CompBenefits Corporation, a Delaware corporation.

          "Disability" means your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company and its subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve-month period, as determined in the good faith judgment of the Board.

          "Fair Market Value" of the Common Stock shall be determined by the Committee in good faith.

          "Initial Public Offering" means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Common Stock shall be publicly held.

          "Option Shares" means (i) all shares of Common Stock issued or issuable upon the exercise of the Option and (ii) all shares of Common Stock issued with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with any conversion, merger, consolidation or recapitalization or other reorganization affecting the Common Stock. Option Shares will continue to be Option Shares in the hands of any holder other than you (except for the Company, purchasers pursuant to a public offering under the Securities Act and purchasers through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act), and each such transferee thereof will succeed to the rights and obligations of a holder of Option Shares hereunder.

          "Sale of the Company" means the sale to a third party or affiliated group of third parties of (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis; provided that in any event, the term "Sale of the Company" shall not include an offering of securities to the public.

          "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

          2. Option.

          (a) Terms. Your Option is for the purchase up to <<NumberShares>> shares of Common Stock (the "Option Shares") at an option price per share of
<<OptionPrice>> (the "Exercise Price"), payable upon exercise as set forth in
Section 2(b) below. Your Option will expire at the close of business on
<<ExpirationDate>> (the "Expiration Date"), subject to earlier expiration in connection with the termination of your employment or, if you currently serve on the Board of Directors, termination of your service on the Board of Directors, each as provided in Section 4(b) below or upon the consummation of a Sale of the Company or Initial Public Offering as provided in Section 4(c) below. Your Option is not intended to be an "incentive stock option" within the meaning of
Section 422 of the Code.

          (b) Payment of Option Price. Subject to Section 3 below, your Option may be exercised in whole or in part upon payment of an amount (the "Option Price") equal to the product of (i) the Exercise Price multiplied by (ii) the number of Option Shares to be acquired. Payment shall be made in cash (including check, bank draft or money order). Notwithstanding anything to the contrary in this Section 3(b), in the event of a Sale of the Company pursuant to which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale of the Company, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Optionee, in exchange for the cancellation of this Option, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of stock pursuant to the Sale of the Company (the "Sale Price") times the number of shares of Common Stock then subject to purchase hereunder (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of the shares of Common Stock subject to purchase hereunder (to the extent then exercisable at prices not in excess of the Sale Price).

          3. Exercisability/Vesting.

          (a) Vesting Schedule. Your Option may be exercised only to the extent it has vested. Except as otherwise provided in Section 3(b) below, your Option will vest and become exercisable with respect to Option Shares upon and subject to the consummation of a Sale of the Company or an Initial Public Offering on or after January 1, 2006 as and to the extent set forth in Schedule A attached hereto; provided in any event, all of the Option Shares shall be deemed fully vested and exercisable on <<VestedExercisableDate5yrs>> if you have been continuously employed (which, for purposes of this Section 3(a), shall include service on the Company's Board of Directors) by the Company or any subsidiary from the Grant Date until such date.

          (b) Vesting upon Sale of the Company or an Initial Public Offering. Notwithstanding anything herein to the contrary, in the event a Sale of the Company or an Initial Public Offering is consummated prior to January 1, 2006, this Stock Option shall become fully vested and exercisable immediately prior to the consummation of the Sale of the Company or Initial Public Offering, as applicable, subject to such Sale of the Company or Initial Public Offering actually being consummated.

          (c) Employment Termination. Unless otherwise determined by the Committee, if your employment with the Company and its subsidiaries terminates for any reason, or, in the case of any person currently serving on the Board of Directors, such person's service on the Company's Board of Directors terminates for any reason, this Stock Option shall cease vesting, and shall terminate in its entirety and be of no further force or effect and be forfeited, effective on the date of such termination.

          4. Expiration of Option.

          (a) Normal Expiration. In no event shall any part of your Option be exercisable after the Expiration Date set forth in Section 2(a) above.

          (b) Early Expiration Upon Termination of Employment. Unless otherwise determined by the Committee, if your employment with the Company and its subsidiaries terminates for any reason, or, in the case of any person currently serving on the Board of Directors, such person's service on the Company's Board of Directors terminates for any reason, this Stock Option shall terminate in its entirety and be of no further force or effect and be forfeited, effective on the date of such termination.

          (c) Termination on Sale of the Company or an Initial Public Offering. In the case of an Initial Public Offering, any portion of this Stock Option that does not vest and become exercisable as otherwise provided herein prior to the consummation shall terminate and be of no further force and effect, effective upon the consummation of the Initial Public Offering. In the case of a Sale of the Company, this Stock Option shall terminate upon the effective time of any such Sale of the Company unless provision is made in connection with such transaction in the sole discretion of the parties thereto for the continuation or assumption of this Stock Option heretofore granted, or the substitution of this Stock Option with a new stock option of the successor entity or a parent thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as such parties shall agree. In connection with any Sale of the Company, appropriate provision shall be made to permit the exercise any portion of this Stock Option that vests and will terminate upon a Sale of the Company.

          5. Procedure for Exercise. You may exercise all or any portion of your Option, to the extent it has vested and is outstanding, at any time and from time to time prior to its expiration, by delivering written notice to the Company (to the attention of the Company's Secretary) and your written acknowledgment that you have read and have been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to you regarding the Company, together with payment of the Option Price in accordance with the provisions of Section 2(b) above. As a condition to any exercise of your Option, you will permit the Company to deliver to you all financial and other information regarding the Company it believes necessary to enable you to make an informed investment decision, and you will make all customary investment representations which the Company requires.

          6. Securities Laws Restrictions and Other Restrictions on Transfer of Option Shares. You represent that when you exercise your Option you will be purchasing Option Shares for your own account and not on behalf of others. You understand and acknowledge that federal and state securities laws govern and restrict your right to offer, sell or otherwise dispose of any Option Shares unless your offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. You agree that you will not offer, sell or otherwise dispose of any Option Shares in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other state or federal law, or (iii) violate any agreement between yourself and the Company, including this Agreement. You further understand that the certificates for any Option Shares you purchase will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

          7. Non-Transferability of Option. Your Option is personal to you and is not transferable by you other than by will or the laws of descent and distribution. During your lifetime only you (or your guardian or legal representative) may exercise your Option. In the event of your death, your Option may be exercised only (i) by the executor or administrator of your estate or the person or persons to whom your rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that you were entitled hereunder at the date of your death.

          8. Conformity with Plan. Your Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, you acknowledge your receipt of this Agreement and the Plan and agree to be bound by all of the terms of this Agreement and the Plan.

          9. Rights of Participants. Nothing in this Agreement shall interfere with or limit in any way the right of the Company and its subsidiaries to terminate your employment at any time (with or without cause), nor confer upon you any right to continue in the employ of the Company or any subsidiary for any period of time or to continue your present (or any other) rate of compensation, and in the event of your termination of employment (including, but not limited to, your termination of employment by the Company or its subsidiaries without cause or, in the case of any person serving on the Company's Board of Directors, cessation of service on the Company's Board of Directors), any portion of your Option that was not previously vested and exercisable will be forfeited. Nothing in this Agreement shall confer upon you any right to be selected again as a Plan participant.

          10. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Shares issuable under this Plan, and the Company may defer such issuance unless indemnified by you to its satisfaction.

          11. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under your Option, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by your Option and the Exercise Price specified herein as may be determined to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to any Options.

          12. Right to Purchase Option Shares Upon Your Termination of
Employment.

          (a) Repurchase of Option Shares. If your employment with the Company or any subsidiary shall terminate for any reason whatsoever or, in the case of any person currently serving on the Board of Directors, such person's service on the Company's Board of Directors shall terminate for any reason whatsoever, in each case other than your death or disability, including resignation or termination (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option to repurchase all or any part of the Option Shares issued or issuable upon exercise of your Option, whether held by you or by one or more of your transferees, at the price determined in accordance with the provisions of Section 12(c) hereof (the "Repurchase Option"). The Company may elect to purchase all or any portion of the Option Shares by delivery of written notice (the "Repurchase Notice") to you or any other holders of the Option Shares within seven months after the later of the Termination Date and the date on which such Option Shares were purchased. The Repurchase Notice shall set forth the number of Option Shares to be acquired from you and such other holder(s), the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (b) Closing of Repurchase of Option Shares. The purchase of Option Shares pursuant to this Section 12 will be closed at the Company's executive offices within 20 days after the delivery of the Repurchase Notice. At the closing, the Company shall pay the purchase price in the manner specified in
Section 12(c) and you and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the Company accompanied by duly executed stock powers. The Company shall be entitled to receive customary representations and warranties from you and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances).

          (c) Purchase Price for Option Shares. The purchase price per share to be paid for the Option Shares purchased by the Company pursuant to Section 12 shall be equal to the Fair Market Value of such Option Shares as of the Termination Date or the Option Exercise Price of such shares, if greater. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares by certified check or wire transfer of funds.

          (d) Termination of Restrictions. The repurchase rights set forth in this Section 12 will terminate upon the consummation of an Initial Public Offering or upon consummation of any Sale of the Company, in either case as a result of which shares of the Company (or successor entity) of the same class as the Option Shares are registered under Section 12 of the Exchange Act and publicly traded on NASDAQ/NMS or any national security exchange.

          13. Restrictions on Transfer. Until the fourth anniversary of the date hereof, you will not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to the provisions of Section 12 or 15 hereof ("Exempt Transfers"). From and after the fourth anniversary of the date hereof, you may sell, pledge or otherwise transfer any interest in any Option Shares in an Exempt Transfer or pursuant to the remaining provisions of this Section 13.

          (a) Transfer of Option Shares. At least 30 days (but not more than 35 days) prior to making any transfer other than an Exempt Transfer, you will deliver a written notice (the "Sale Notice") to the Company. The Sale Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. You agree not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company (the "Authorization Date")

          (b) First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Option Shares to be transferred by you upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to you within 20 days after the receipt of the Sale Notice by the Company. If the Company has not elected to purchase all of the Option Shares specified in the Sale Notice, you may transfer the Option Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Option Shares not transferred within such 60-day period will be subject to the provisions of this
Section 13(b) upon subsequent transfer.

          (c) Certain Permitted Transfers. The restrictions contained in this
Section 13 will not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or (ii) among your family group; provided that the restrictions contained in this Section will continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. Your "family group" means your spouse and descendants (whether natural or adopted), and any entity in which you and your spouse and descendants collectively own a 100% direct or indirect beneficial interest.

          (d) Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this Section 13 will continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this Section (except in a transaction contemplated by Section 13(c)); provided in any event the restrictions on transfers set forth in this Section 13 will terminate upon the consummation of an Initial Public Offering.

          14. Additional Restrictions on Transfer.

          (a) Restrictive Legend. The certificates representing the Option Shares will bear the following legend:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUE DATE], HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN OPTION AGREEMENT BETWEEN THE COMPANY AND <<OPTIONEE_NAME_CAPS>> DATED AS OF <<DATE_CAPS>>, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) Opinion of Counsel. You may not sell, transfer or dispose of any Option Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer.

          (c) Holdback. You agree not to effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten registration of the Company's securities, except as part of such underwritten registration if otherwise permitted.

          15. Sale of the Company.

          (a) Consent to Sale of Company. If the Board and the holders of a majority of the Company's Common Stock then outstanding approve the sale of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Common Stock) (the "Approved Sale"), you will consent to and raise no objections against the Approved Sale of the Company, and if the Approved Sale of the Company is structured as a sale of stock, you will agree to sell all of your Option Shares and rights to acquire Option Shares on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding. You will take all necessary and desirable actions in connection with the consummation of the Approved Sale of the Company. For purposes of this
Section 16, an "independent third party" is any person who does not own in excess of 15% of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 15% owner of the Company's Common Stock and who is not the spouse, ancestor or descendant (by birth or adoption) of any such 15% owner of the Company's Common Stock.

          (b) Purchaser Representative. If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), you will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If you appoint the purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative, but if you decline to appoint the purchaser representative designated by the Company you will appoint another purchaser representative (reasonably acceptable to the Company), and you will be responsible for the fees of the purchaser representative so appointed.

          (c) Termination of Restrictions. The provisions of this Section 15 will terminate upon the consummation of an Initial Public Offering.

          16. Noncompetition. You covenant and agree with the Company that during the period commencing with the date of this Agreement and for a period ending eighteen (18) months following the date of the termination of your employment with the Company or, in the event you receive compensation or severance from the Company following your termination of employment and such compensation or severance extends beyond such eighteen month period, then for so long as such compensation or severance is paid (the "Noncompetition Period"), you will not, directly or indirectly, either for yourself or for any other person or entity, participate in any business anywhere in the United States which competes with the businesses of the Company or its subsidiaries or any businesses in which the Company or any of its subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its subsidiaries prior to the termination of your employment with the Company or any of its subsidiaries. For purposes of this Agreement, the term "participate in" will include, without limitation, having any direct or indirect interest in any entity, whether as an owner, stockholder, partner or otherwise, or rendering any direct or indirect assistance to any person or entity; provided that the term "participate in" shall not include ownership of less than five percent of the stock of a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.

          17. Nonsolicitation. During the Noncompetition Period, you covenant and agree with the Company that you will not (i) induce or attempt to induce any employee of the Company or its subsidiaries to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or its subsidiaries and any employee thereof, (ii) hire directly or through another entity any person who was an employee of the Company or its subsidiaries at any time during the Noncompetition Period, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its subsidiaries to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its subsidiaries.

          18. Nondisclosure and Nonuse of Confidential Information.

          (a) You covenant and agree with the Company that you will not disclose or use at any time, either during your employment with the Company or its subsidiaries or thereafter, any Confidential Information (as defined below) of which you are or become aware, whether or not such information is developed by you, except to the extent that such disclosure or use is directly related to and required by your performance of duties assigned to you by the Company or its subsidiaries. You agree to take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft.

          (b) The term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company and its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures,
(iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists,
(xii) other copyrightable works, (xiii) all technology and trade secrets, (xiv) all business plans (strategic and/or operational), and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that: (a) has been publicly known through no wrongful act or breach of obligation of confidentiality; (b) was lawfully known to you prior to the time it was disclosed to, or learned by, you during your employment with the Company or its subsidiaries; or (c) was rightfully received by you from a third party without a breach of any obligation of confidentiality by such third party; provided, however, that such information shall not be deemed to be excluded from Confidential Information merely because individual portions or components of such information have been separately published or disclosed, but only if all material components and features comprising such information have been published in combination by others in a form generally available to the public and through no wrongful act or breach of obligation of confidentiality.

          19. Remedies. The parties hereto will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

          20. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of you and the Company.

          21. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

          22. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          23. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same Agreement.

          24. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          25. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice of law or other conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          26. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications shall be sent to you and to the Company at the addresses indicated below:

          (a)  If to the Optionee:

               <<Optionee_Name>>
               <<Address1>>
               <<City>>, <<State>> <<PostalCode>>

          (b)  If to the Company:

               CompBenefits Corporation
               100 Mansell Court East, Suite 400
               Roswell, Georgia 30076
               Attention: Chief Executive Officer
               Facsimile: (770) 992-4349

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          27. Entire Agreement. This Agreement constitutes the entire understanding between you and the Company, and supersedes all other agreements, whether written or oral, with respect to the acquisition by you of the Option Shares (as defined herein). In the event you are party to, or hereafter become party to, any other agreement with the Company which addresses the subject matter in Sections 16, 17 or 18, then Sections 16, 17 and 18 shall be interpreted as being addition to, rather than in lieu of, such other agreement.

                                    * * * * *

          Please execute the extra copy of this Agreement in the space below and return it to the Company's Secretary at its executive offices to confirm your understanding and acceptance of the agreements contained in this Agreement.

                                        Very truly yours,

                                        COMPBENEFITS CORPORATION


                                        By:
                                            ------------------------------------
                                        Its: Chief Executive Officer

Enclosures: 1. Extra copy of this Agreement
            2. Copy of the Plan

          The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

Dated as of <<Date>>                    OPTIONEE


                                        ----------------------------------------
                                        Name: <<Optionee_Name>>

                                   Schedule A

                                Vesting Schedule

1.   Performance Vesting Events.

     The vesting of Option Shares shall be accelerated based upon the Company's equity valuation, as measured by the value of a share of the Company's Common Stock immediately prior to, but contingent upon, the occurrence of a Sale of the Company or an Initial Public Offering (the "Per Share Value"). For the avoidance of doubt, if no Sale of the Company or no Initial Public Offering occurs, no acceleration of vesting will occur. Notwithstanding anything in the Agreement to the contrary, such vesting will be accelerated as provided below:

                                     PER SHARE VALUE UPON CONSUMMATION OF
PORTION OF OPTION SHARES THAT VEST   IPO OR SALE OF THE COMPANY
----------------------------------   ------------------------------------
25%                                                 $ 8.00
50%                                                 $ 9.00
75%                                                 $12.00
100%                                                $15.00

2. Adjustment of Per Share Values in Certain Events. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee shall make such adjustments in the Per Share Values set forth above as may be determined to be appropriate and equitable. The thresholds set forth above are fixed hurdles, and no incremental vesting shall occur based on interpolation of such thresholds.

3. Valuation. The Committee shall conclusively determine in its sole discretion the Per Share Value of the Common Stock upon the occurrence of a Sale of the Company or upon an Initial Public Offering. The Committee shall have the discretion to value any consideration received in any Sale of the Company, including assets or securities received, and may apply appropriate estimations and discounts for restrictions on transfer, contingent consideration, escrowed amounts, working capital adjustments or other circumstances or contingencies as the Committee determines in its sole discretion. Such determinations shall be conclusive and binding on all parties.